UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2018

(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note.

On December 31, 2018, Capri Holdings Limited (formerly named Michael Kors Holdings Limited, the “Company”) completed its previously announced acquisition (the “Acquisition”) of Gianni Versace S.p.A. (“Versace”), through the acquisition, directly and indirectly, of all outstanding equity interests of Versace. The Acquisition was completed pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of September 24, 2018 (the “Purchase Agreement”), by and among the Company, certain members of the Versace family and certain affiliates of The Blackstone Group L.P., and the related Stock Purchase Agreement, dated as of September 24, 2018, by and among the Company and certain management members of Versace. The Acquisition included the acquisition of 100% of the outstanding equity interests of GIVI Holding S.p.A., which was subsequently converted to GIVI Holding S.r.l. (“GIVI”), which directly held approximately 80% of the outstanding equity interests of Versace immediately prior to the completion of the Acquisition. The aggregate purchase price paid by the Company for the Acquisition was based on an enterprise value for Versace of €1.83 billion (or approximately US$2.12 billion) on the date of announcement, or total consideration of approximately €1.753 billion (or approximately US$2.005 billion) as of December 31, 2018, including the fair value of approximately 2.4 million Company shares issued to the Versace family at Acquisition.
On December 31, 2018, the Company filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (the “SEC”) to report the completion of the Acquisition. This Amendment No. 1 amends Item 9.01 of the Original Report to present certain financial statements and certain pro forma financial information in connection with the Acquisition that are required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Report.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The historical audited consolidated financial statements of GIVI as of December 31, 2017 and 2016 and for the three fiscal years ended December 31, 2017, 2016 and 2015 are filed herewith as Exhibit 99.1 and incorporated herein by reference.
The historical unaudited condensed consolidated financial statements of GIVI as of September 30, 2018, and 2017 and for the nine months ended September 30, 2018 and 2017 are filed herewith as Exhibit 99.2 and incorporated herein by reference.
The historical financial statements for GIVI are being included in this filing, as GIVI directly held approximately 80% of the outstanding equity interests in Versace immediately prior to the completion of the Acquisition.
(b) Pro forma financial information.
Unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the Acquisition and related financing transactions, as of and for the nine months ended December 29, 2018 and for the fiscal year ended March 31, 2018, are filed herewith as Exhibit 99.3 and incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations.
The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the the SEC. In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on May 30, 2018, and Quarterly Report on Form 10-Q, filed with the SEC on February 7, 2019, copies of which are available upon request from the Company. The Company does not assume any obligation to update the forward looking information contained in this Current Report.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
23.1	Consent of PricewaterhouseCoopers SpA., independent accountant to GIVI Holding S.r.l.
99.1	The historical audited consolidated financial statements of GIVI Holding S.r.l. as of December 31, 2017 and 2016 and for the three fiscal years ended December 31, 2017, 2016 and 2015.
99.2	The historical unaudited condensed consolidated financial statements of GIVI Holding S.r.l. as of September 30, 2018 and 2017 and for the nine months ended September 30, 2018 and 2017.
99.3
Unaudited pro forma condensed consolidated financial statements of Capri Holdings Limited, giving effect to the acquisition of GIVI Holding S.r.l. and related financing transactions, as of and for the nine months ended December 29, 2018 and for the fiscal year ended March 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: March 15, 2019
	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer